Filed Pursuant to Rule 424(b)(5)
Registration No. 333-270628

Prospectus Supplement
(To Prospectus dated April 6, 2023)

Co-Diagnostics, Inc.

12,002,272 Shares of Common Stock

725,000 Pre-Funded Warrants to purchase 725,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to certain purchasers 12,002,272 shares of our common stock, $0.001 par value per share (“Common Stock”), at a purchase price of $0.55 per share of Common Stock pursuant to a securities purchase agreement, dated October 28, 2025.

We are also offering 725,000 pre-funded warrants to purchase shares of Common Stock in lieu thereof (the “Pre-Funded Warrants”) to those purchasers whose purchase of shares of Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding Common Stock following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The public offering price for each such Pre-Funded Warrant is $0.5499. Each Pre-Funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the Prospectus form a part. The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is approximately $57,081,166.38, which was calculated based on approximately 45,302,513 shares of our outstanding common stock held by non-affiliates on October 27, 2025 at a price of $1.26 per share, the closing price of our Common Stock on October 27, 2025. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold approximately $5,559,770 of securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $13,467,285.72 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CODX.” On October 27, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.26 per share.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase our Common Stock in this offering. The placement agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus supplement for more information.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering price	$0.5500	$0.5499	$6,999,927.10
Placement agent fees(1)	$0.0385	$0.0385	$489,994.90
Proceeds to us (before expenses)	$0.5115	$0.5114	$6,509,932.20

(1)	Represents a cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering. We have also agreed to reimburse the placement agent for certain expenses in connection with this offering. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for a description of the compensation to be received by the placement agent.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus supplement and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page S-ii of the accompanying prospectus, the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the Prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the shares of Common Stock offered hereby against payment on or about October 29, 2025, subject to satisfaction of customary closing conditions.

Maxim Group LLC

The date of this prospectus supplement is October 28, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-270628) that we filed with the Securities and Exchange Commission (the “SEC”), on March 16, 2023, and that was declared effective on April 6, 2023.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying base prospectus, provides more general information about us and our Common Stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus and any related “free writing prospectus.” Neither the Company nor the placement agent has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before you invest, you should read the registration statement of which this document forms a part, this document, the accompanying base prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Documents By Reference.”

The information in this document may only be accurate on the date of the document. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Co-Diagnostics, Inc.,” “Company,” “CODX,” “Co-Dx,” “we,” “us” and “our” or similar references to refer to Co-Diagnostics, Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements.

You should refer to the risks and uncertainties described in the sections titled “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

S-iii

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights certain information about us and this offering contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” beginning on page S-5, and the consolidated financial statements and related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We develop, manufacture and sell reagents used for diagnostic tests that function via the detection and/or analysis of nucleic acid molecules (DNA or RNA), including robust and innovative molecular tools for detection of infectious diseases. Our diagnostics systems enable dependable, low-cost, molecular testing for organisms and genetic diseases by automating or simplifying historically complex procedures in both the development and administration of tests. CODX’s technical advance involves a novel, proprietary approach to polymerase chain reaction (“PCR”) test design of primer and probe structure (“Co-Primers®”) that dramatically reduces one of the key vexing issues of PCR amplification: the exponential growth of primer-dimer amplification (false positives) which adversely interferes with identification of the target DNA/RNA. Using our proprietary test design system and reagents, we have designed and obtained regulatory approval to sell PCR diagnostic tests for the detection of COVID-19, influenza, tuberculosis, hepatitis B and C, human papillomavirus, malaria, chikungunya, dengue, and the Zika virus. These initial diagnostic tests are cleared for use in clinical labs only and not for point-of-care or at-home use.

We are currently developing a unique, groundbreaking portable diagnostic device and test system designed for point-of-care and at-home use. The system is comprised of our PCR instrument that we refer to as the Co-Dx™ PCR Pro™ instrument, our patent-pending diagnostic test cup system and a mobile application to be installed on the user’s mobile device. We refer to the system as the “Co-Dx™ PCR platform which has been designed to bring affordable, reliable polymerase chain reaction (“PCR”) testing to patients in point-of-care and at-home settings. The Co-Dx PCR platform is subject to U.S. Food and Drug Administration (“FDA”) review and is not available for sale at the time of this filing. In June 2024, we completed our first FDA application for 510(k) clearance for the Co-Dx™ PCR Pro™ instrument, the Co-Dx PCR COVID-19 Test, and the Co-Dx PCR mobile app for over-the-counter (OTC) use. Following productive engagement with the FDA related to the regulatory submission, the Company withdrew its 510(k) application. The decision to withdraw the submission was based on discussions with the FDA regarding the ability to detect a potential deterioration of one component of the test, related to shelf-life stability. Following dialogue with the FDA and exploring the various courses of action available, we determined that the best long-term solution would be to submit a version of the test that has been enhanced to address the matter raised in the 510(k) review process. The Company plans to submit the next iteration of the Co-Dx PCR COVID-19 test for 510(k) OTC clearance, following the collection of clinical evaluation data to support the new test’s performance. A new submission also allows the Company to incorporate more recent Co-Dx PCR platform developments into the tests, which Co-Dx believes will also help create greater operational and manufacturing efficiencies, such as consolidating manufacturing processes to utilize the next generation of test kits and instruments across all tests on the at-home and point-of-care Co-Dx PCR platform. There is no guarantee that our Co-Dx PCR platform will receive the necessary regulatory approvals for commercialization, or that, if regulatory approval is received, we will be able to successfully commercialize this platform.

S-1

Technology

We believe our proprietary and patented molecular diagnostics technology is paving the way for innovation in disease detection and life sciences research through our enhanced detection of genetic material. For various reasons, including owning our own platform, we believe we will be able to accomplish this faster and more economically than some competitors, allowing for significant margins while still positioning ourselves as a low-cost provider of molecular diagnostics and screening services. For example, we were the first US-based company to receive a CE-marking for a COVID-19 test in early 2020, as we worked to help slow the spread of the pandemic through our global network of distributors covering clinical labs in more than 50 countries. Our Logix Smart® COVID-19 test was designed, developed, submitted for regulatory approval and ready to be used as an in vitro diagnostic or IVD in countries that accept CE marking for regulatory clearance in a period of just over 30 days. This is a real-world example of how CODX technology can be used in an evolving epidemic or pandemic to get diagnostic tools in the hands of medical professionals in a timely manner. It can be similarly used to design a test for mutated strains of SARS-CoV-2 or other viruses should they not be detectable using currently available tests.

In addition, continued development has demonstrated the unique properties of our Co-Primers technology that we believe makes it ideally suited for a variety of applications where specificity is key to optimal results, including multiplexing several targets, enhanced Single Nucleotide Polymorphism (“SNP”) detection and enrichment for next generation sequencing.

Our scientists use the complex mathematics of DNA/RNA PCR test design to engineer and optimize PCR tests and to automate algorithms that rapidly screen millions of possible options to pinpoint the optimum design. The intellectual property we use in our business consists of the predictive mathematical algorithms and patented molecular structure used in the testing process, which together represent a major advance in PCR testing systems. CODX technologies are now protected by more than 20 granted or pending US and foreign patents, as well as certain trade secrets and copyrights. Ownership of our proprietary platform permits us the advantage of avoiding payment of patent royalties required by other PCR test systems, which may allow for the sale of diagnostic PCR tests at a lower price than competitors, while enabling us to maintain profit margins.

Our proprietary test design process involves identifying the optimal locations on the target genes for amplification and pairing the locations with the optimized primer and probe structure to achieve outputs that meet the design input requirements identified from market research. This is done by following planned and documented processes, procedures and testing. In other words, we use the data resulting from our tests to verify whether we succeeded in designing what we intended. Verification involves a series of testing that concludes that the product is ready to proceed to validation in an evaluation either in our laboratory or in an independent laboratory setting using initial production tests to confirm that the product as designed meets the user’s needs.

Using our proprietary test design system and reagents, we have designed and obtained regulatory approval in the European Community and in India to sell PCR diagnostic tests for the detection of COVID-19, influenza, tuberculosis, hepatitis B and C, human papillomavirus, malaria, chikungunya, dengue, and the Zika virus. In the United States, we obtained Emergency Use Authorization (“EUA”) for our Logix Smart® COVID-19 detection test from the FDA, and we sell that test to qualified labs. In addition, our COVID-19 detection test and certain of our other suite of COVID-19 products have been cleared for sale in countries such as the United Kingdom, Australia, India, and Mexico by the regulatory bodies in those countries and have been registered for sale in many more countries. In connection with the sale of our tests we may sell diagnostic equipment from other manufacturers, including an OEM’s PCR instrument which we refer to here as the “Co-Dx Box”.

In addition to testing for infectious disease, Co-Primers technology lends itself to identifying any section of a DNA or RNA strand that describes any type of genetic trait, which creates several significant applications. We, in conjunction with our customers, have designed and licensed tests that identify genetic traits in plant and animal genomes. We also have commercialized three multiplexed tests to test mosquitos for the presence of diseases they carry, which enables municipalities to concentrate their efforts in managing mosquito populations in specific areas where mosquitos carrying deadly viruses are known to breed.

S-2

Recent Developments

Cash Position as of September 30, 2025

As of September 30, 2025, we had estimated cash and cash equivalents of approximately $11.7 million. The foregoing estimate is preliminary and unaudited and reflects our preliminary estimates with respect to our cash at September 30, 2025, based on currently available information and is subject to completion of our financial closing procedures. This estimate should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting practices (“U.S. GAAP”). Further, our preliminary estimated results are not necessarily indicative of the results to be expected for any future period as a result of various factors.

Manufacturing and Distribution Agreement

On October 27, 2025, we entered into an agreement with Arabian Eagle Manufacturing to form a joint venture to research, develop, manufacture, assemble, distribute, and commercialize Co-Dx technologies and intellectual property, including our upcoming PCR point-of-care platform, within the Kingdom of Saudi Arabia and 18 other countries through the Middle East and North Africa.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus supplement on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or our annual revenue is less than $100.0 million during the most recent completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 2401 S Foothill Drive, Suite D, Salt Lake City, Utah 84109, and our phone number is 801-438-1036.

S-3

The Offering

Common Stock offered by us	12,002,272 shares of Common Stock.

Pre-Funded Warrants offered by us	We are also offering Pre-Funded Warrants to purchase 725,000 shares of our Common Stock. The exercise price per underlying share of the Pre-Funded Warrants is $0.0001 per share. The Pre-Funded Warrants will be exercisable at any time after the date of issuance thereof, subject to certain limitations. See “Description of Securities We Are Offering” on page S-10. This prospectus supplement also relates to the offering of the shares of our Common Stock issuable upon exercise of the Pre-Funded Warrants.

Common Stock outstanding after this offering	60,869,854 shares of Common Stock (assuming the full exercise of the Pre-Funded Warrants).

Plan of Distribution	We have engaged Maxim to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements	We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement thereto, other than filing a registration statement on Form S-8 in connection with any employee benefit plan, for a period of 45 days after the closing date of this offering. Our directors and officers have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into our common stock for a period of 45 days from the date of this prospectus supplement without the prior written consent of the placement agent. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. You should consider carefully all the information included or incorporated by reference into this prospectus supplement and the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement, the “Risk Factors” section beginning on page 6 of the accompanying base prospectus, the “Risk Factors” section beginning on page 6 of our Annual Report on Form 10-K for the year ended December 31, 2024, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase our Common Stock in this offering.

Nasdaq symbol	Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “CODX.” There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market.

The number of shares of Common Stock to be outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of October 27, 2025, which was 48,142,582 shares and does not include (in each case as of October 27, 2025):

●	970,570 shares of Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price of $2.26 per share;

●	4,444,065 shares of Common Stock issuable upon the settlement of outstanding restricted stock units;

●	465,000 shares of Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $9.13 per share; and

●	7,395,702 additional shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan and 2025 Equity Incentive Plan.

Except as otherwise indicated, the information in this prospectus supplement does not reflect (i) the exercise of outstanding options and warrants and (ii) any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans that occurred after October 27, 2025.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus supplement, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

Risks Related to our Common Stock and this Offering

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We may be unable to continue to operate without the threat of liquidation for the foreseeable future.

Our report from our independent registered public accounting firm for the year ended December 31, 2024 includes an explanatory paragraph stating that our recurring losses from operations raises substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable return, if any, for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price of our shares of Common Stock.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock and Pre-Funded Warrants being offered is higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock and Pre-Funded Warrants you purchase in this offering. Based on the offering price of $0.55 per share of Common Stock and $0.5499 per Pre-Funded Warrant, assuming full exercise of the Pre-Funded Warrants, and after deducting the estimated offering expenses payable by us, if you purchase shares of Common Stock and Pre-Funded Warrants in this offering, you will suffer immediate and substantial dilution of $0.130 per share in the net tangible book value of the Common Stock. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock and Pre-Funded Warrants in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-5

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement, including: a covenant to not enter into any equity financings for a certain number of days from closing of the offering, subject to certain exceptions.

We incur substantial costs as a result of being a public company and are subject to the continued listing requirements of The Nasdaq Capital Market, our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, insurance, accounting and other expenses, including costs associated with public company reporting. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from product development and commercialization activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. These laws and regulations could make it more difficult and costlier for us to obtain director and officer liability insurance for our directors and officers, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit and compensation committees. In addition, if we are unable to continue to meet the legal, regulatory and other requirements related to being a public company, we may not be able to maintain the listing of our common stock on The Nasdaq Capital Market, which would likely have a material adverse effect on the trading price of our common stock.

Currently our common stock is quoted on The Nasdaq Capital Market under the symbol “CODX”. We must satisfy certain minimum listing maintenance requirements to maintain The Nasdaq Capital Market quotation, including certain governance requirements and a series of financial tests relating to stockholders’ equity or net income or market value, public float, number of market makers and stockholders, market capitalization, and maintaining a minimum bid price of $1.00 per share.

On January 10, 2025, we received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) stating that the bid price of our common stock for the previous 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The Company had an initial period of 180 calendar days, or until July 9, 2025, which was subsequently extended to January 5, 2026 (the “Compliance Date”), to regain compliance with Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s common stock must close at $1 or more for a minimum of ten consecutive business days before the Compliance Date.

If Nasdaq delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The holders of Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants and acquire shares of our Common Stock, except as set forth in the Pre-Funded Warrants.

Until a holder of Pre-Funded Warrants acquires the shares of Common Stock upon exercise of the Pre-Funded Warrants, as the case may be, such holder will have no rights with respect to the shares of Common Stock underlying such Pre-Funded Warrants, except as set forth in Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, holders will be entitled to exercise the rights of common stockholders only as to matters for which the record date occurs after the exercise date.

S-6

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $6.4 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

S-7

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance and sale of 2,341,114 shares of our common stock, pursuant to the Amended and Restated Equity Distribution Agreement dated April 25, 2025, subsequent to June 30, 2025, that resulted in gross proceeds of $663,728 (the “ATM Sales”) and (ii) the issuance and sale of 9,619,000 shares of our common stock for gross proceeds of $3,847,600 in September 2025 (the “September Offering”); and

●	on an as adjusted basis to give effect to the issuance and sale of 12,002,272 shares of our Common Stock at the offering price of $0.55 per share and Pre-Funded Warrants to purchase 725,000 shares of our Common Stock for $0.55 per share (which equals the $0.5499 purchase price plus the $0.0001 per share exercise price), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes for the quarter ended June 30, 2025, and for the fiscal year ended December 31, 2024, which are incorporated by reference in this prospectus.

	Actual	Pro Forma giving effect to the ATM Sales and September Offering	As Adjusted for this Offering
Cash and Cash Equivalents:	$11,115,181	$15,257,177	$21,767,109

Stockholders’ Equity:
Preferred stock - $0.001 par value; 5,000,000 shares authorized: no shares issued and outstanding	-	-	-
Common stock - $0.001 par value; 100,000,000 shares authorized; 41,031,146 shares issued and 36,182,468 shares outstanding as of June 30, 2025	41,031	52,991	65,718
Additional paid-in capital	104,843,320	108,973,356	121,687,901
Accumulated deficit	(48,304,230)	(48,304,230)	(48,304,230)
Total Stockholders’ Equity:	$41,138,394	$45,280,390	$58,007,662

The number of shares of Common Stock to be outstanding after this offering as reflected in the table above is based on the pro forma number of shares outstanding as of June 30, 2025, after giving effect to the Pro Forma Adjustments, which was 48,142,582 shares and does not include (in each case as of June 30, 2025):

●	970,570 shares of Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price of $2.26 per share;

●	1,902,531 shares of Common Stock issuable upon the settlement of outstanding restricted stock units;

●	465,000 shares of Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $9.13 per share; and

●	9,937,236 additional shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan and 2025 Equity Incentive Plan.

Except as otherwise indicated, the information above does not reflect (i) the exercise of outstanding options and warrants and (ii) any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans that occurred after June 30, 2025.

S-8

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share of Common Stock and/or per underlying share of the Pre-Funded Warrants and the as adjusted net tangible book value per share after giving effect to this offering.

As of June 30, 2025, we had a net tangible book value of $15,037,394, or $0.416 per share of Common Stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding at June 30, 2025.

After giving effect to the ATM Sales and the September Offering (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of June 30, 2025 was $19,179,390, or $0.398 per share of our Common Stock. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of June 30, 2025, after giving effect to the Pro Forma Adjustments.

After giving effect to the Pro Forma Adjustments and the issuance and sale by us of 12,002,272 shares of Common Stock at an offering price of $0.55 per share and Pre-Funded Warrants to purchase 725,000 shares of our Common Stock for $0.55 per share (which equals the $0.5499 purchase price plus the $0.0001 per share exercise price) in this offering, assuming full exercise of the Pre-Funded Warrants purchased in this offering, less the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $25,589,390, or approximately $0.420 per share. This amount represents an immediate increase in net tangible book value of $0.022 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.130 per share to new investors purchasing shares of Common Stock in this offering.

All calculations of dilution in this prospectus supplement assume the sale of all of the shares in this offering. The following table illustrates this calculation on a per share basis, assuming that we sell all of the securities we are offering:

Offering price per share		$0.550
Net tangible book value per share as of June 30, 2025	$0.416
Decrease in net tangible book value per share attributable to the Pro Forma Adjustments	$0.018
Pro forma net tangible book value per share as of June 30, 2025	$0.398
Increase in pro forma as adjusted net tangible book value per share after this offering	$0.022
Pro forma as adjusted net tangible book value per share as of June 30, 2025, after this offering		$0.420

Dilution per share to investors purchasing in this offering		$0.130

The number of shares of Common Stock to be outstanding after this offering as reflected in the table above is based on the pro forma number of shares outstanding as of June 30, 2025, after giving effect to the Pro Forma Adjustments, which was 48,142,582 shares and does not include (in each case as of June 30, 2025):

●	970,570 shares of Common Stock issuable upon the exercise of stock options, with a weighted-average exercise price of $2.26 per share;

●	1,902,531 shares of Common Stock issuable upon the settlement of outstanding restricted stock units;

●	465,000 shares of Common Stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $9.13 per share; and

●	9,937,236 additional shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan and 2025 Equity Incentive Plan.

Except as otherwise indicated, the information above does not reflect (i) the exercise of outstanding options and warrants and (ii) any issuance, exercise, vesting, expiration, or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans that occurred after June 30, 2025.

S-9

DESCRIPTION OF CAPITAL STOCK AND SECURITIES THAT WE ARE OFFERING

We are offering shares of our common stock under this prospectus supplement and the accompanying prospectus.

Common Stock

See “Description of Our Capital Stock - Common Stock” beginning on page 8 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which will be filed with the SEC as an exhibit to a Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an initial exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, rights offerings, reorganizations, fundamental transactions, or similar events affecting our Common Stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would beneficially own more than 4.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99%.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, instead elect to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of the Pre-Funded Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

S-10

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of October 28, 2025, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best-efforts basis. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to the conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about October 29, 2025, subject to satisfaction of customary closing conditions. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. We have agreed to reimburse Maxim for its out-of-pocket accountable expenses, including Maxim’s legal fees, for up to $50,000, in connection with the offering. We estimate that the total expenses of the offering, including filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $100,000, all of which are payable by us.

The following table shows the offering price, placement agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Offering price	$0.5500	$0.5499	$6,999,927.10
Placement agent fees	$0.0385	$0.0385	$489,994.90
Proceeds to us (before expenses)	$0.5115	$0.5114	$6,509,932.20

Determination of Offering Price

The offering price has been negotiated between us, the placement agent and the investors. In determining the offering price of the securities, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to market valuation of companies in related business.

Lock-Up Agreements

We have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement thereto, other than filing a registration statement on Form S-8 in connection with any employee benefit plan for a period of 45 days after the closing date of this offering.

S-11

Each of our officers and directors have agreed to enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of 45 days after this offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period upon providing written consent. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Securities Issuance Standstill

We have agreed that for a period of up to 45 days from the closing of this offering that we will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, (ii) file any registration statement or amendment or supplement, other than a registration statement on Form S-8 in connection with any employee benefit plan, (iii) effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the securities purchase agreement in connection with this offering, or (iv) enter into, or effect a transaction under an equity line of credit or an “at-the-market offering”, whereby we may issue securities at a future determined price.

Tail Fee

If, at any time until twelve months after the closing of this offering, we complete any public or private offering of equity, equity-linked, preferred, convertible or debt securities or other capital raising activity with, or receive any proceeds from, any investors who were contacted by Maxim in connection with this offering, we will pay to Maxim the compensation described above upon the closing of such transaction.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent or a selected dealer is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-12

LEGAL MATTERS

Dorsey & Whitney LLP has passed upon the validity of the securities offered by this prospectus supplement and certain other legal matters related to this prospectus. Thompson Hine LLP is acting as counsel for Maxim in this offering.

EXPERTS

The financial statements of Co-Diagnostics, Inc. appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, have been included herein by reference in reliance on the report of Tanner LLC, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front page of this prospectus supplement and the accompanying prospectus, respectively, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

S-13

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025 and August 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 10, 2025, February 21, 2025, April 28, 2025, May 29, 2025, July 11, 2025, September 18, 2025, and October 20, 2025; and

●	the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on July 11, 2017, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025.

We also incorporate by reference into this prospectus supplement all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, as well as after the date of this prospectus supplement until we file a post-effective amendment that indicates the termination of the offering of the shares of our Common Stock made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Corporate Secretary, Co-Diagnostics, Inc., 2401 S Foothill Drive, Suite D, Salt Lake City, UT 84109 and our telephone number is (801) 438-1036.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

S-14

PROSPECTUS

$150,000,000

Common Stock, Preferred Stock,

Debt Securities,

Warrants, Units and Rights

From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer shares of common stock or preferred stock upon conversion of debt securities, shares of common stock upon conversion of preferred stock, or shares of common stock, shares of preferred stock or debt securities upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CODX.” On March 15, 2023, the last reported sale price for our common stock was $2.91 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023

i

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise stated or unless the context otherwise requires, all references to “Co-Dx,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer collectively to Co-Diagnostics, Inc., a Utah corporation, and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone else to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections of this prospectus entitled “Prospectus Summary” and “Risk Factors.”

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

2

Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 6, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We develop, manufacture and sell reagents used for diagnostic tests that function via the detection and/or analysis of nucleic acid molecules (DNA or RNA), including robust and innovative molecular tools for detection of infectious diseases, liquid biopsy for cancer screening, and agricultural applications. In connection with the sale of our tests we may sell diagnostic equipment from other manufacturers as self-contained lab systems (which we refer to as the “MDx Device”). We are also developing a unique, groundbreaking portable PCR device and proprietary test cups (the “Co-Dx PCR Home™ platform”) that have been designed to bring affordable, reliable polymerase chain reaction (“PCR”) to patients in point-of-care and even at-home settings. This platform is subject to U.S. Food and Drug Administration (“FDA”) review and is not available for sale at the time of this filing. There is no guarantee that our Co-Dx PCR Home platform will receive the necessary regulatory approvals for commercialization, or that, if regulatory approval is received, we will be able to successfully commercialize this platform.

Our diagnostics systems enable dependable, low-cost, molecular testing for organisms and genetic diseases by automating or simplifying historically complex procedures in both the development and administration of tests. CODX’s technical advance involves a novel, patented approach to PCR test design of primer and probe structure (“CoPrimers™”) that eliminates one of the key vexing issues of PCR amplification: the exponential growth of primer-dimer pairs (false positives and false negatives) which adversely interferes with identification of the target DNA/RNA.

We believe our proprietary molecular diagnostics technology is paving the way for innovation in disease detection and life sciences research through our enhanced detection of genetic material. For various reasons, including owning our own platform, we believe we will be able to accomplish this faster and more economically than some competitors, allowing for significant margins while still positioning ourselves as a low-cost provider of molecular diagnostics and screening services.

In addition, continued development has demonstrated the unique properties of our CoPrimer technology that we believe makes it ideally suited for a variety of applications where specificity is key to optimal results, including multiplexing several targets, enhanced Single Nucleotide Polymorphism (“SNP”) detection and enrichment for next generation sequencing.

Our scientists use the complex mathematics of DNA/RNA PCR test design to engineer and optimize PCR tests and to automate algorithms that rapidly screen millions of possible options to pinpoint the optimum design. Dr. Brent Satterfield, our founder, developed the intellectual property we use in our business, consisting of the predictive mathematical algorithms and patented molecular structure used in the testing process, which together represent a major advance in PCR testing systems. CODX technologies are now protected by more than 20 granted or pending US and foreign patents, as well as certain trade secrets and copyrights. Ownership of our proprietary platform permits us the advantage of avoiding payment of patent royalties required by other PCR test systems, which may allow the sale of diagnostic PCR tests at a lower price than competitors, while enabling us to maintain profit margins.

Our proprietary test design process involves identifying the optimal locations on the target genes for amplification and pair the locations with the optimized primer and probe structure to achieve outputs that meet the design input requirements identified from market research. This is done by following planned and documented processes, procedures and testing. In other words, we use the data resulting from our tests to verify whether we succeeded in designing what we intended. Verification involves a series of testing that concludes that the product is ready to proceed to validation in an evaluation either in our laboratory or in an independent laboratory setting using initial production tests to confirm that the product as designed meets the user needs.

3

We may either sell or lease the MDx Device to labs and diagnostic centers, through sale or lease agreements, and sell the reagents that comprise our proprietary tests to those laboratories and testing facilities.

Using our proprietary test design system and proprietary reagents, we have designed and obtained regulatory approval in the European Community and/or in India to sell PCR diagnostic tests for the detection of COVID-19, influenza, tuberculosis, hepatitis B and C, human papillomavirus, malaria, chikungunya, dengue, and the Zika virus. In the United States, we obtained Emergency Use Authorization (“EUA”) for our Logix Smart™ COVID-19 detection test from the Food and Drug Administration, or FDA, and we sell that test to qualified labs. In addition, our COVID-19 detection test and certain of our other suite of COVID-19 products have been approved for sale in countries such as the United Kingdom, Australia and Mexico by the regulatory bodies in those countries and have been registered for sale in many more countries.

In addition to testing for infectious disease, the technology lends itself to identifying any section of a DNA or RNA strand that describes any type of genetic trait, which creates several significant applications. We, in conjunction with our customers, are active in designing and licensing tests that identify genetic traits in plant and animal genomes. We also have three multiplexed tests developed to test mosquitos for the identification of diseases carried by the mosquitos to enable municipalities to concentrate their efforts in managing mosquito populations on the specific areas known to be breeding the mosquitos that carry deadly viruses.

On January 23, 2020, we announced the completion of the principal design work for a PCR test for COVID-19, intended to address the potential need for detection of the virus. This test features our patented CoPrimers technology, and was designed using our proprietary software system, following the guidelines published by the World Health Organization (WHO) and Centers for Disease Control (CDC).

On February 24, 2020, we announced that this test had obtained regulatory clearance to be sold as an in-vitro diagnostic (“IVD”) for the diagnosis of COVID-19 in markets that accept CE-marking as valid regulatory approval and became available for purchase from our Utah-based ISO-13485:2016 certified facility.

We commenced sales of the COVID-19 tests in February and March of 2020 to international customers and to date have since sold over 34,000,000 of this and other COVID tests in numerous countries around the world through an expanding distributor network.

On April 6, 2020, we announced that we had received an EUA from the FDA allowing us to commence sales of our Logix Smart COVID-19 test to laboratories certified by the Center for Medicare and Medicaid Services under the Clinical Laboratories Improvements Act (“CLIA”) to accept human samples for diagnostics testing throughout the United States and have sold our Logix Smart COVID-19 test to such CLIA labs since that time.

Because we believe that testing for COVID-19 will continue to be a consideration for public health worldwide, we have initiated the Co-Dx PCR Home platform to facilitate frequent testing in homes, schools, businesses, and the hospitality industry. We believe this may be accomplished through the development of a compact, relatively low-cost testing device, easy to use by non-professionals, that can provide PCR test results in around 30 minutes. The initial project built on this platform, an at-home and point-of-care COVID-19 PCR test, was ultimately facilitated by our development of a saliva or nasal swab-based PCR test that does not require the RNA/DNA extraction. While we believe the final result is believed to be approximately equivalent to those processed by a high-complexity clinical laboratory, it our COVID-19 PCR test has the advantages of increased speed and ease of handling thanks to lyophilization (or freeze-drying) of our testing reagents to allow for stability at room temperatures.

On February 15, 2021, we engaged the services of a group of professionals at Idaho Molecular, Inc. (“IdMo”) and Advanced Conceptions, Inc. (“ACI”), with the expertise to develop the hardware for a device using our CoPrimers as the reagent chemistry. In December 2021, we announced the closing of the acquisitions of IdMo and ACI along with all existing and future assets and intellectual property related to the platform and device. It is expected that the device and test will be available to homes, schools, offices, and the travel industry among other locations, at a cost that will allow screening frequently to prevent spread of the COVID-19 virus in the future, as well as other diseases as additional single- and multiplex tests are developed and validated for use on the device. The device would also be available to test for other pathogens detectable through saliva or other samples as we develop those tests and offer them to the marketplace. All such tests will be subject to regulatory approval.

4

On February 22, 2023, we announced that clinical evaluations for the device and its initial test for COVID-19 had begun. Because the evaluations are dependent on identifying and enrolling a particular number of both symptomatic and asymptomatic COVID-19-positive and -negative patients at testing sites, the Company did not provide projected timelines for completion at that time.

Corporate Information

Our headquarters is located at 2401 S. Foothill Drive, Salt Lake City, Utah 84109 and our telephone number is (801) 438-1036. We maintain a website at https://www.co-dx.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation by Reference” on page 28 of this prospectus.

The Securities We May Offer

We may offer shares of common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, and rights to purchase shares of common stock, shares of preferred stock, or warrants, with a total value of up to $150,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CODX”. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

6

USE OF PROCEEDS

Except as described in any applicable prospectus, prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and other general corporate purposes, including expanding our sales and marketing, capital expenditures, facilities expansion, and development of existing and new products. We may use a portion of the net proceeds to acquire complementary business or products, technologies or businesses or to repay indebtedness we may incur from time to time; however, we currently have no binding agreements or commitments to complete any such transactions or to make any such indebtedness repayments from the proceeds of this offering, although we do look for such acquisition opportunities.

7

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our Articles of Incorporation, as amended, authorize us to issue 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Articles of Incorporation, as amended, our Amended and Restated Bylaws, and the Utah Revised Business Corporation Act (the “URBCA”). Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by our Articles of Incorporation, as amended, and our Amended and Restated Bylaws, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus forms a part. We urge to you read each of the Articles of Incorporation, as amended, and the Amended and Restated Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities.

Common Stock

As of December 31, 2022 there were 30,872,607 shares of common stock outstanding. In addition, as of December 31, 2022 there were: (i) 1,040,572 shares of common stock subject to outstanding options; (ii) 2,426,725 shares of common stock subject to unvested outstanding restricted stock units; (iii) 6,210,790 shares of common stock available for future issuance under 2015 Amended and Restated Long Term Incentive Plan; and 485,000 shares of common stock reserved for future issuance under outstanding common stock purchase warrants.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and any shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The transfer agent and registrar for our common stock is VStock Transfer LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Our common stock is listed on the Nasdaq Capital Market under the symbol “CODX”.

Articles of Incorporation and Amended and Restated Bylaws

Shareholders’ rights and related matters are governed by our Articles of Incorporation, as amended, Amended and Restated Bylaws and Utah law, including the URBCA. An amendment to our Articles of Incorporation, as amended, must be approved by holders of a majority of our outstanding common and our preferred stock, if any, except for certain limited amendments that can be effected by the Board of Directors without shareholder approval. Our Amended and Restated Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office or by our shareholders at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least seventy-five percent (75%) of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

8

Board of Directors

Our Amended and Restated Bylaws provide that the number of directors must fall within a range between three (3) and ten (10), the exact number to be fixed by resolution of our Board of Directors. Our Board of Directors has adopted a resolution limiting the current size of the board to 5 persons.

Preferred Stock

Our Board of Directors has the authority under our Articles of Incorporation, as amended, without further action by our shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common stock. As of December 31, 2022, no shares of preferred stock were outstanding, and we have no current plans to issue any preferred stock.

Future Preferred Stock

Our Board of Directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our shares of common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

9

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Warrants

The following summary of the material terms of our existing warrants is not intended to be complete and is qualified by reference to our Articles of Incorporation, as amended, and Amended and Restated Bylaws and the warrant-related documents described herein which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Articles of Incorporation, as amended, and Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of the warrants.

Contingent Consideration Warrants

On December 31, 2021, we completed our acquisitions (the “Acquisitions”) of Advanced Conceptions, Inc. (“ACI”) and Idaho Molecular Inc. (“IdMo”), pursuant to (i) an Agreement and Plan of Merger (as amended, the “ACI Merger Agreement”) with ACI Acquisition Corp., an Idaho corporation and our wholly-owned subsidiary, ACI, and the Company Representative named therein and (ii) an Agreement and Plan of Merger (as amended, the “IM Merger Agreement” and together with the ACI Merger Agreement, the “Merger Agreements”) with IDMO Acquisition Corp., an Idaho corporation and our wholly-owned subsidiary (“IM Merger Sub”), IdMo, and the Company Representative named therein.

Upon the completion of the Acquisitions, all outstanding shares of ACI and Idaho Molecular common stock were initially exchanged for approximately 3.2 million shares of common stock and contingent consideration that includes up to approximately 1.4 million shares of common stock and approximately 456,000 warrants to purchase shares of common stock. During 2022, we finalized negotiations with one remaining shareholder of ACI. Following the resolution with the remaining shareholder, the total number of shares issued as purchase consideration in the Acquisitions was approximately 3.3 million shares. Additionally, the aggregate purchase consideration for the Acquisitions included contingent consideration of up to approximately 1.4 million shares and 465,000 warrants (the “Contingent Consideration Warrants”) to purchase shares of common stock. The contingent consideration is based on the achievement of certain milestones, which include regulatory approval for identified products, as well as production and net revenue targets.

The material terms and provisions of the Contingent Consideration Warrants are summarized below. This summary of some provisions of the Contingent Consideration Warrants is not complete. For the complete terms of the Contingent Consideration Warrants, you should refer to the warrant agreements filed as Exhibit 4.7 and Exhibit 4.8 to the registration statement of which this prospectus forms a part. Pursuant to the warrant agreements between us and VStock Transfer, LLC, as warrant agent, the Contingent Consideration Warrants were issued in book-entry form.

Exercise. The Contingent Consideration Warrants have an initial exercise price equal to $9.125 per share. The Contingent Consideration Warrants become exercisable, subject to certain conditions, upon the achievement of certain milestones described in the Merger Agreements, or the earlier of (in each case provided that such event occurs prior to January 1, 2027) (i) a change of control, as defined in the Merger Agreements, (ii) the consummation of a transaction or series of transactions in which we or any of our affiliates sell all or substantially all of the assets relating to the design, engineering and development of a prototype highly sensitive and rapid response home saliva and/or nasal swab diagnostic platform and receptacle kits for, among other things, PCR testing and pathogen detection (“Working Prototype”) for the ultimate manufacturing, commercialization and marketing of home use, consumer diagnostic kits based off the Working Prototype and the related saliva receptacle cups containing our pathogen detection technology (the “Project”), and (iii) our failure to satisfy certain funding commitments relating to the Project. Notwithstanding the foregoing, the Contingent Consideration Warrants will expire at 5:0 pm Eastern Time on January 1, 2027.

10

The holder of a Contingent Consideration Warrant is not deemed a holder of our underlying common stock until such warrant is exercised. The holders must pay the exercise price in cash upon exercise of the Contingent Consideration Warrants, unless such holders are utilizing the cashless exercise provision of the Contingent Consideration Warrants. Prior to the exercise of any Contingent Consideration Warrants to purchase common stock, holders of the Contingent Consideration Warrants do not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the Contingent Consideration Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Merger or Consolidation. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which we are not the surviving entity, the holders of the Contingent Consideration Warrants will be entitled to receive upon exercise of such Contingent Consideration Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Contingent Consideration Warrants immediately prior to such fundamental transaction.

Registration Rights. The Contingent Consideration Warrants include registration rights requiring the company to maintain a registration statement registering the resale of the shares of common stock underlying the Contingent Consideration Warrants, until such time as such shares of common stock can be freely sold under Rule 144 of the Securities Act. If we fail to satisfy such registration rights, we may be required to pay partial liquidated damages equal to the product of 2.0% multiplied by the aggregate consideration paid to the holder in the Acquisitions.

The Contingent Consideration Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the Contingent Consideration Warrants on any securities exchange or other trading system.

Coltrin Warrants

In October 2019 and February 2020, we issued an aggregate of 50,000 warrants to Coltrin & Associates, Inc. for public relations services (the “Coltrin Warrants”). The material terms and provisions of the Coltrin Warrants are summarized below. This summary of some provisions of the Coltrin Warrants is not complete. For the complete terms of the Coltrin Warrants, you should refer to the warrant agreements filed as Exhibit 4.9, Exhibit 4.10, Exhibit 4.11, and Exhibit 4.12 to the registration statement of which this prospectus forms a part.

Exercise. The Coltrin Warrants have an initial exercise price equal to $1.40 per share. The 30,000 Coltrin Warrants issued in October 2019 expire in October 2024. The 20,000 Coltrin Warrants issued in February 2020 expire in February 2025. The holder of a Coltrin Warrant is not deemed a holder of our underlying common stock until such warrant is exercised. The holders must pay the exercise price in cash upon exercise of the Coltrin Warrants, unless such holders are utilizing the cashless exercise provision of the Coltrin Warrants issued in October 2019. Prior to the exercise of any Coltrin Warrants to purchase common stock, holders of the Coltrin Warrants do not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the Contingent Consideration Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Fundamental Transaction. In the event we consummate a Fundamental Transaction, as defined in the Coltrin Warrants, the holders of the Coltrin Warrants will be entitled to receive upon exercise of such Contingent warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the November 2018 Warrants. Additionally, as more fully described in the Coltrin Warrants, in the event of certain Fundamental Transactions, the holders of the Coltrin Warrants will be entitled to receive cash consideration in an amount equal to the value of such Fundamental Transaction per share of common stock outstanding less the exercise price of the Coltrin Warrants.

11

Purchase Rights. If at any time we grant, issue, or sell any options, convertible securities, or other rights to purchase shares, warrants, securities, or other property pro rata to the record holders of any class of our common stock (the “Purchase Rights”), the holders of the Coltrin Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Coltrin Warrants (without regard to any beneficial ownership limitations) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

Distributions. In addition to the adjustments described above, if we declare or make any dividend or other distribution of our assets to holders of common stock, then the holders of the Coltrin Warrants will be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of common stock acquirable upon the complete exercise of their Coltrin Warrants immediately before the date on which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the participation in such distribution.

The Coltrin Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the Coltrin Warrants on any securities exchange or other trading system.

Effects of Anti-Takeover Provisions of our Articles of Incorporation, as amended, and Amended and Restated Bylaws

Some provisions of our Articles of Incorporation, as amended, and Amended and Restated Bylaws could make the acquisition of control of us and/or the removal of our existing management more difficult, including those that provide as follows:

●	our directors may only be removed for cause, and only with a the vote of the holders of at least 75 percent of the voting power of the then outstanding shares entitled to vote as a single class;

●	our Amended and Restated Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office or by our shareholders at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least seventy-five percent (75%) of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class;

●	any action required or permitted to be taken by the shareholders of the Company may be effected only at a duly called annual or special meeting of the shareholders of the Company and may not be effected by written consent.;

●	special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.;

●	our Board of Directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on our Board of Directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

●	our Board of Directors may issue shares of preferred stock without any vote or further action by the shareholders; and

●	our Board of Directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class.

12

Indemnification

Additionally, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the judicial court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

We have entered into separate indemnification agreements with our executive officers and directors, in addition to the indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, require us to indemnify our executive officers and directors for certain expenses, including attorneys’ fees incurred by an executive officer or director in any action or proceeding arising out of their services as one of our executive officers or directors, or as an executive officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Defensive Provisions of Utah Law

Certain provisions of Utah law summarized below may be considered to have an anti-takeover effect and may delay, deter, or prevent a tender offer, proxy contest or other takeover attempt that shareholders might consider to be in their best interest, including a takeover attempt that might result in the payment of a premium over the market price of our common stock.

The Utah Control Shares Acquisition Act, or the Control Shares Act, provides that, when a person or group acquires control of shares of a corporation that is subject to the Control Shares Act equal to or in excess of 20%, 33 1/3% or a majority of the voting power of the corporation, the acquiring person is not permitted to vote the shares unless a majority of the corporation’s shares, excluding shares held by the acquiring person or by the officers and employee-directors of the corporation, approve a resolution granting the acquiring person the right to vote the shares. As a public company headquartered in Utah, the Control Shares Act will apply to acquisitions of our common stock that cause an acquiring person to exceed the specified thresholds. Although a corporation may opt out of the Control Shares Act, we have not elected to opt out of the Control Shares Act.

Section 728 of the URBCA prohibits cumulative voting in the election of directors. Cumulative voting could facilitate a shareholder or group of shareholders in electing one or more candidates to our Board of Directors in opposition to our slate of proposed directors.

Part 18 of the URBCA is an anti-takeover provision that makes it difficult to effect a hostile takeover of an SEC-registered Utah corporation. It does so by generally prohibiting business combinations between a Utah corporation and a shareholder holding 20% or more of the corporation’s shares until the interested shareholder has been an interested shareholder for at least five years. The following exceptions apply: (1) the business combination or acquisition of shares by the interested shareholder was approved by the board of the corporation before the date the interested shareholder crossed the 20% ownership threshold; (2) the business combination is approved by a majority of the disinterested shareholders, provided that the business combination still may not occur earlier than five years after the interested shareholder’s share acquisition date; or (3) the purchase price of the business combination meets certain “fair price” thresholds.

13

Defensive Provisions in Articles or Bylaws

Our Amended and Restated Bylaws set forth procedures for shareholders to recommend nominees to the Company’s Board of Directors. Nominations of persons for election to our Board of Directors to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Company who (A) was a stockholder of record at the time of giving of the notice, (B) is entitled to vote with respect to such matter at the meeting, and (C) complies with the notice procedures set forth in the Amended and Restated Bylaws.

The following is a summary of key provisions from our Amended and Restated Bylaws. For nominations to be properly brought before an annual meeting by a stockholder, the stockholder making such nominations must have given timely notice in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 75th day nor earlier than the close of business on the 125th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. To be in proper form, a stockholder’s notice to the secretary must: set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice, and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Our Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the corporation, unless otherwise required by law. This restriction on the calling of special shareholders’ meetings may deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the corporation between annual meetings.

Our Articles of Incorporation, as amended, authorize the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. Shares were authorized to provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, share dividends, and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors, to the extent consistent with its fiduciary duty, to deter future attempts to gain control of the Company. As a result of the ability to issue additional shares, our Board of Directors has the power to issue shares to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of the Company, and thereby allow members of management to retain their positions.

The matters described above may be considered to have an anti-takeover effect and may delay, defer or prevent a tender offer or other takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including such an attempt as might result in the receipt of a premium over the market price for the common stock held by such shareholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC located at 18 Lafayette Pl, Woodmere, New York 11598.

Stock Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CODX”.

14

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless otherwise mentioned or unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, or subordinated debt;

15

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to repurchase, at the holder’s option, the series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency or currencies, including composite currencies, in which payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series;

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the applicable indenture, and any terms that may be required by us or advisable under applicable laws or regulations; and

●	the subordination terms of the debt securities of the series, if any.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for shares of our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

16

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

17

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

18

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of  $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

19

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

20

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with shares of common stock, shares of preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant document or agreement that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant document or agreement applicable to particular warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular warrants that we sell under this prospectus, as well as the complete warrant document or agreement that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to the warrants, including, if applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant agreement or documents and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant documents properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

21

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, shares of our preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our shareholders on the record date that we set for receiving rights in the rights offering. An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the exercise price for the rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of the rights issued to each security holder;

●	the extent to which the rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in an applicable prospectus supplement. We may, but we will not be required to, permit the exercise of rights through the delivery of a notice of guaranteed delivery from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (1) payment of the exercise price for the securities for which the rights are being exercised, and (2) a properly completed and executed rights certificate. The notice of guaranteed delivery must be received by the rights agent before the expiration of the rights, and the rights agent will not honor a notice of guaranteed delivery unless a properly completed and executed rights certificate and full payment for the securities being purchased are received by the rights agent by the close of business on the third business day after the expiration time of the rights. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in an applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in an applicable prospectus supplement.

22

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the units we are offering, and any supplemental agreements, before the issuance of the related units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to particular units. We urge you to read the applicable prospectus supplements related to the particular units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any shares of common stock, shares of preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

23

FORMS OF SECURITIES

General

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants or units in the form of one or more fully registered global securities, bearing all applicable legends, to be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for certificated securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ global accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ global abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. These procedures may change from time to time. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be qualified to serve as a depositary, and a qualified successor depositary is not appointed by us within 90 days, we will issue certificated securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

24

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets, (4) through a combination of any of these methods, or (5) through any other methods described in a prospectus supplement. The securities may be distributed at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. Any prospectus supplement will include, to the extent applicable, the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at the market offering will be through an underwriter or underwriters acting as principal or agent for us.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are currently required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of common stock, shares of preferred stock, or debt securities. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

25

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter engaged by us may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

26

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we may provide in any prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CODX”.

27

LEGAL MATTERS

Dorsey & Whitney LLP, Salt Lake City, Utah will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of Co-Diagnostics, Inc., incorporated by reference herein incorporated by reference in this prospectus, have been audited by Haynie & Company, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.carparts.com/investor. The information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022; and

●	the description of our common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on July 11, 2017, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, until we sell all of the securities we are offering or the termination of the offering. All reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Corporate Secretary, Co-Diagnostics, Inc., 2401 S Foothill Drive, Suite D, Salt Lake City, UT 84109 and our telephone number is (801) 438-1036.

28

12,002,272 Shares of Common Stock

725,000 Pre-Funded Warrants to purchase 725,000 Shares of Common Stock

Co-Diagnostics, Inc.

PROSPECTUS SUPPLEMENT

Maxim Group LLC

The date of this prospectus supplement is October 28, 2025.